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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      United States Lime & Minerals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                     (LOGO)

                       UNITED STATES LIME & MINERALS, INC.
                         13800 Montfort Drive, Suite 330
                               Dallas, Texas 75240


April 4, 2003



Dear Shareholders:

         You are cordially invited to attend the 2003 Annual Meeting of Shareholders at 10:00 a.m. on Friday, May 2, 2003, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas, 75240. Please refer to the back of this letter for directions. The Meeting will be preceded by an informal reception starting at 9:30 a.m., at which you will have an opportunity to meet the Directors and Officers of the Company.

         Enclosed with this letter is a Notice of the Annual Meeting, Proxy Statement, and Proxy Card. I urge you to complete, sign, date, and mail the enclosed Proxy Card at your earliest convenience. Regardless of the size of your holdings, it is important that your shares be represented. If you attend the Meeting, you may withdraw your Proxy and vote in person. You may also withdraw your Proxy by submitting to the Company, prior to the Annual Meeting, a written notice of revocation.


         I look forward to meeting and speaking with you at the Annual Meeting on May 2, 2003.

                                          Sincerely,

                                          /s/ TIMOTHY W. BYRNE


                                          Timothy W. Byrne
                                          President and Chief Executive Officer
Enclosures

                       UNITED STATES LIME & MINERALS, INC.

              Directions to the 2003 Annual Meeting of Shareholders

                       Friday, May 2, 2003, at 10:00 a.m.

                               CROWNE PLAZA SUITES
                                 7800 ALPHA ROAD
                               DALLAS, TEXAS 75240


DIRECTIONS FROM DALLAS-FT. WORTH AIRPORT:

         o        Take the North exit from the airport

         o        East on I-635 (Lyndon B. Johnson Freeway)

         o        Exit at Coit Road, turning North (left) onto Coit

         o        Turn left at first intersection onto Alpha Road

         o Hotel entrance is on the left before junction with Blossomheath Road

DIRECTIONS FROM DOWNTOWN DALLAS:

         o        North on North Central Expressway (U.S. 75)

         o        Exit at Coit Road (exit passes over U.S. 75 and joins Coit)

         o        Continue North on Coit until you cross over I-635 (Lyndon B.
                  Johnson Freeway)

         o        Turn left at first intersection onto Alpha Road

         o Hotel entrance is on the left before junction with Blossomheath Road

                                     (MAP)

                       UNITED STATES LIME & MINERALS, INC.
                              13800 Montfort Drive
                                    Suite 330
                               Dallas, Texas 75240

                  NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held On May 2, 2003


To the Shareholders of
         United States Lime & Minerals, Inc.:

         Notice is hereby given that the 2003 Annual Meeting of Shareholders of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), will be held on Friday, the 2nd day of May, 2003, at 10:00 a.m., local time at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240 (the "Annual Meeting"), for the following purposes:

         1. To elect five directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified; and

         2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice.


         The Board of Directors has fixed the close of business on March 21, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such shareholders will be available for inspection during usual business hours for ten days prior to the Annual Meeting at the office of the Company in Dallas, Texas.


         All shareholders are cordially invited to attend the Annual Meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. A shareholder who has returned a Proxy Card may withdraw the Proxy by sending the Company a written notice of revocation or by attending the Annual Meeting and voting in person.


                                           By Order of the Board of Directors,

                                           /s/ TIMOTHY W. BYRNE

                                           Timothy W. Byrne
                                           President and Chief Executive Officer
Dallas, Texas
April 4, 2003

                                     (LOGO)

                       UNITED STATES LIME & MINERALS, INC.
                              13800 MONTFORT DRIVE
                                    SUITE 330
                               DALLAS, TEXAS 75240


                                 PROXY STATEMENT
                                       FOR
                       2003 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 2, 2003

                                  INTRODUCTION

         The accompanying form of proxy (the "Proxy Card"), mailed together with this proxy statement (the "Proxy Statement"), is solicited by and on behalf of the Board of Directors of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), for use at the 2003 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying Notice. The approximate date on which this Proxy Statement and the Proxy Card were first sent to shareholders of the Company is April 4, 2003.

         Shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), represented by valid Proxy Cards, duly signed, dated, and returned to the Company and not revoked, will be voted at the Annual Meeting in accordance with the directions given. In the absence of directions to the contrary, such shares will be voted:

         FOR the election of the five nominees named in the Proxy Card to the Board of Directors of the Company.


         If any other matter is properly brought before the Annual Meeting for action at the Meeting, which is not currently anticipated, the persons designated to serve as proxies will vote on such matters in accordance with their best judgment.

         Any shareholder of the Company returning a Proxy Card has a right to withdraw the Proxy at any time before it is exercised by attending the Annual Meeting and voting in person or by giving written notice of such revocation to the Company addressed to Timothy W. Byrne, President and Chief Executive Officer, United States Lime & Minerals, Inc., 13800 Montfort Drive, Suite 330, Dallas, Texas 75240; however, no such revocation shall be effective unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS


         Only holders of record of Common Stock at the close of business on March 21, 2003, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. On the record date for the Annual Meeting, there were issued and outstanding 5,799,845 shares of Common Stock. At the Annual Meeting, each shareholder of record on March 21, 2003 will be entitled to one vote for each share of Common Stock registered in such shareholder's name on the record date.

         The following table sets forth, as of March 21, 2003, information with respect to shareholders known to the Company to be the beneficial owners of more than five percent of the issued and outstanding shares of Common Stock:


Name and Address                    Number of Shares          Percent
of Beneficial Owner                 Beneficially Owned(2)     of Class(2)
-------------------                 ---------------------     -----------
Inberdon Enterprises Ltd.                 3,478,390              59.97%
1020-789 West Pender Street
Vancouver, British Columbia
Canada  V6C 1H2   (1)


Robert S. Beall                             623,435              10.74%
5300 Miramar Lane
Colleyville, Texas 76034

Grace & White, Inc.                         292,662               5.05%
515 Madison Avenue, Suite 1700
New York, New York  10022

----------

(1) Inberdon Enterprises Ltd. ("Inberdon") is principally engaged in the acquisition and holding of securities of aggregate producing companies located in North America. All of the outstanding shares of Inberdon are held, indirectly through a number of private companies, by Mr. George M. Doumet.

(2) In the case of Inberdon, based on the Company's records as of March 21, 2003. In the case of Robert S. Beall, based on his Schedule 13G filed on October 21, 2002 reporting shares as of October 17, 2002. Assuming Robert
     S. Beall continued to own 623,435 shares on March 21, 2003, such shares would represent 10.74% of the class as of such date. In the case of Grace & White, Inc., based on Schedule 13G filed January 27, 2003 reporting shares as of December 31, 2002. Assuming Grace & White, Inc. continued to own 292,662 shares on March 21, 2003, such shares would represent 5.05% of the class as of such date.

            SHAREHOLDINGS OF COMPANY DIRECTORS AND EXECUTIVE OFFICERS

     The table below sets forth the number of shares of Common Stock beneficially owned, as of March 21, 2003, by all directors and named executive officers of the Company individually and all directors and executive officers as a group:


                             Number of Shares          Percent
Name                         Beneficially Owned (1)    of Class
----                         ----------------------    --------
Timothy W. Byrne                   102,845 (2)(4)        1.77%
Richard W. Cardin                    2,000                 (5)
Antoine M. Doumet                       -- (3)             --
Wallace G. Irmscher                  9,000                 (5)
Edward A. Odishaw                    7,400                 (5)
Johnney G. Bowers                   22,493 (2)(4)          (5)
Billy R. Hughes                     61,312 (2)(4)         1.06%
Richard D. Murray                   33,500 (2)(4)          (5)
M. Michael Owens                        --                 --

All Directors
  and Executive Officers
  as a Group (9 persons)           238,550 (2)(4)        4.11%

---------
(1) All shares are directly held with sole voting and dispositive power unless otherwise indicated.

(2) Includes 6,845, 493, 3,860, and 500 shares allocated to Messrs. Byrne, Bowers, Hughes, and Murray, respectively, under the Company's Employee Stock Ownership Plan ("ESOP"), which was merged with the Company's 401(k) profit-sharing plan effective July 31, 1999.

(3) The named individual is the brother of Mr. George M. Doumet, who indirectly owns all the outstanding shares of Inberdon.

(4) Includes the following shares subject to stock options exercisable within the next 60 days granted under the 1992 Stock Option Plan, as Amended and Restated (the "1992 Plan") or the 2001 Long-Term Incentive Plan (the "2001 Plan"): Mr. Byrne, 80,000; Mr. Bowers, 22,000; Mr. Hughes, 52,000; and Mr. Murray, 33,000.

(5)  Less than 1%.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company. Mr. John
J. Brown served as a Director of the Company from July 1993 until his untimely passing in August 2002.

         Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. The Company's Restated Articles of Incorporation prohibit cumulative voting for the election of directors. All duly submitted and unrevoked Proxy Cards will be voted FOR the nominees selected by the Board of Directors except where authorization so to vote is withheld. Votes withheld and broker non-votes are not counted in the election of directors.

         The Board of Directors recommends that all shareholders vote "FOR" the election of all such nominees. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated to serve as proxies will have full discretion to vote for another person nominated by the Board.

                              NOMINEES FOR DIRECTOR

         The five nominees for director are named below. Each has consented to serve as a director if elected. Set forth below is pertinent information with respect to each nominee:

TIMOTHY W. BYRNE

         Mr. Byrne, age 45, rejoined the Company on December 8, 2000 as its President and Chief Executive Officer, positions he previously held during 1997 and 1998. Mr. Byrne has served the Company as a director since 1991, and served in various positions including Senior Vice President and Chief Financial Officer and Vice President of Finance and Administration from 1990 to 1998. Prior to rejoining the Company in 2000, Mr. Byrne was President of Rainmaker Interactive, Inc., an Internet services and communications company focused on strategy, marketing, and technology.

RICHARD W. CARDIN

         Mr. Cardin, age 67, has served as a director of the Company since August 1998. He is a consultant and retired partner of Arthur Andersen LLP since 1995, having spent 37 years with that firm. He was Office Managing partner with Arthur Andersen LLP in Nashville, Tennessee from 1980 until 1994. He is a member of the Board of Directors of Atmos Energy Corporation, a natural gas utility company, and Intergraph Corporation, a provider of end-to-end technical solutions and systems integration services.

ANTOINE M. DOUMET

         Mr. Doumet, age 43, has served as a director of the Company since July 1993 in the capacity of Vice Chairman. He is a private businessman and investor. From 1989 to 1995, he served as a director of MELEC, a French electrical engineering and contracting company. From 1988 to 1992, Mr. Doumet served as vice president and a director of Lebanon Chemicals Company. Mr. Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon.

WALLACE G. IRMSCHER

         Mr. Irmscher, age 80, has served as a director of the Company since July 1993. He was a senior executive with 44 years of diversified experience in the construction and construction materials industry. From 1995 to 2003, Mr. Irmscher served as a director of N-Viro International Corporation, a company involved in the recycling of industrial waste. He also serves as an advisory board member of U.S. Concrete, Inc., a producer of construction materials. He is past Chairman of the American Concrete Paving Association (ACPA) and is presently a Board member of National Ready Mix Concrete Association (NRMCA). Mr. Irmscher has performed consulting services for various companies in the cement, construction, and environmental industries.


EDWARD A. ODISHAW

         Mr. Odishaw, age 67, has served as a director and Chairman of the Board of the Company since July 1993. Mr. Odishaw is Chairman of Austpro Energy Corporation, a public Canadian corporation. Between 1964 and 1999, he practiced law in Saskatchewan and British Columbia, Canada, with emphasis on commercial law, corporate mergers, acquisitions, and finance. Between 1992 and 1999, Mr. Odishaw was a Barrister and Solicitor with the law firm of Boughton Peterson Yang Anderson, located in Vancouver, Canada. From 1972 to 1992, Mr. Odishaw was a Barrister and Solicitor with the law firm of Swinton & Company, Vancouver, Canada. Mr. Odishaw holds directorships in numerous companies in Canada. Mr. Odishaw is a member in good standing of the Law Society of British Columbia and the Canadian Bar Association and is a non-practicing member of the Law Society of Saskatchewan.


                               EXECUTIVE OFFICERS
                           WHO ARE NOT ALSO DIRECTORS



JOHNNEY G. BOWERS

         Mr. Bowers, age 56, joined the Company in June 1997 and has served as Vice President - Manufacturing since that date. He has over 25 years of engineering and operating experience. From May 1991 until he joined the Company, Mr. Bowers served as director of engineering with Chemical Lime Company. Prior to May 1991, Mr. Bowers held various senior process engineering and project manager positions in the mining and processing industry.


BILLY R. HUGHES

         Mr. Hughes, age 64, joined the Company in June 1973 and has served as Senior Vice President - Sales & Marketing since December 1998. He has more than 25 years of experience in the lime and limestone industry. Mr. Hughes began his employment with the Company as a salesperson for the Arkansas Lime plant. In 1978, he was promoted to sales manager for Arkansas Lime. In 1983, Mr. Hughes was appointed Vice President - Sales and Marketing for both Arkansas Lime and Texas Lime.


RICHARD D. MURRAY

         Mr. Murray, age 62, joined the Company in May 1995 and served as Vice President - Engineering until March 2001, when he was appointed Vice President and Plant Manager for Texas Lime Company. He has over 35 years of experience in various management and engineering positions. Prior to joining the Company, he was Vice President - Operations for Lone Star Industries, Inc., a leading cement manufacturer.


M. MICHAEL OWENS

         Mr. Owens, age 49, joined the Company in August 2002 as its Vice President and Chief Financial Officer, Secretary and Treasurer. He has over 25 years of financial and accounting experience. Prior to joining the Company, Mr. Owens was Vice President - Finance at Sunshine Mining and Refining Company ("Sunshine"), a silver mining company. Mr. Owens held various financial and accounting officer positions with Sunshine from 1983 to 2002.

                              CORPORATE GOVERNANCE

         The Company has adopted a policy for Corporate Governance which is broadly in line with the standards of The Nasdaq Stock Market, and commensurate with its size and stage of development.

         The Board consists of five directors, four of whom are independent within the meaning of the Nasdaq rules. The fifth is the Company's President and Chief Executive Officer. The Board meets at least four times each year, and more frequently as required, and is responsible for supervising the management of the business and affairs of the Company, including the development of major policy and strategy. The Board has a standing Executive Committee, Audit Committee, and Compensation Committee, but does not have a standing nominating committee.

         During the year ended December 31, 2002, the Board held nine meetings (including six combined meetings with the Audit Committee), the Executive Committee held one meeting, the Audit Committee held eleven meetings (including six combined meetings with the Board), and the Compensation Committee held one meeting. During the year ended December 31, 2002, each director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board and (b) the total number of meetings held by all committees of the Board on which he served.

         Governance responsibilities are undertaken by the Board as a whole, with certain specific responsibilities delegated to the three Committees as described below:

    o The Executive Committee is composed of Messrs. Odishaw (Chairman), Doumet and Byrne. Within the policy and strategic direction provided by the Board, the Executive Committee may exercise all of the powers of the Board, except those required by law to be exercised by the full Board, and is required to report to the Board on all matters considered and actions taken since the last meeting of the full Board.

    o The Audit Committee is composed of three independent directors, Messrs. Cardin (Chairman), Irmscher and Odishaw, one of whom is an accounting professional. The Audit Committee reviews the results of independent audits and the accounting policies of management, and it recommends to the Board the appointment of the Company's independent auditors. A copy of the Audit Committee's Revised Charter, which was adopted by the Board effective February 27, 2003, is attached as Exhibit A to this Proxy statement. The Report of the Audit Committee is set forth below.

    o The Compensation Committee is composed of three independent directors, Messrs. Odishaw (Chairman), Irmscher and Doumet. The Compensation Committee is responsible for the evaluation, approval, and administration of salary, incentive compensation, bonuses, benefit plans, and other forms of compensation for the Company's officers and directors. The Compensation Committee is responsible for administering the 1992 Plan and the 2001 Plan. The Report of the Compensation Committee follows the Report of the Audit Committee.

         Notwithstanding anything to the contrary, the following reports of the Audit Committee and the Compensation Committee and the Performance Graph set forth below shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference. This information shall not otherwise be deemed to be filed under such Acts.



REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the "Committee") is composed of three directors who are independent directors, as defined under the rules of Nasdaq. The Committee operates under a written charter adopted by the Board of Directors and oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including systems of internal controls. Ernst & Young LLP, the Company's independent auditors, is responsible for expressing an opinion on the financial statements based on its audits. The principal duties and responsibilities of the Committee are to:

o Review the financial information that will be provided to the shareholders and others;

o    Review the accounting policies that management has established;

o Review the systems of internal controls that management and the Board have established;

o Recommend to the Board a firm to be selected as the Company's independent auditors;

o    Review the audit scope and plan and the results of the independent audit;

o Confirm the independence of the independent auditors, reviewing as necessary all relationships and services which might bear on the objectivity of the auditors;

o Review the non-audit services provided by the independent auditors, and the fees for such services and conclude that the non-audit services provided were compatible with maintaining the auditors' independence;

o    Convey information among the Board and the independent auditors;

o Involve the independent auditors in the Committee's review of the Company's financial statements and related reports with management;

o Provide the independent auditors with full access to the Committee and the Board to report on any and all appropriate matters;

o Discuss with the independent auditors all matters required to be reviewed by generally accepted auditing standards.

o Investigate any matter brought to the attention of the Committee within the scope of its duties, with the power to retain outside counsel, or other advisors, if judged appropriate; and

o Submit the minutes of all Committee meetings and report the results of the Committee activities to the Board.

In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's 2002 Annual Report with both management and the Company's independent auditors, Ernst & Young LLP, which included a discussion of the quality as well as the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee has discussed with Ernst & Young LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has received and reviewed the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has also discussed with Ernst & Young LLP its independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors,

                                       Richard W. Cardin, Chairman

                                       Wallace G. Irmscher

                                       Edward A. Odishaw

REPORT OF THE  COMPENSATION COMMITTEE

The members of the Compensation Committee of the Board of Directors (the "Committee") have the responsibility for administering the executive compensation program of the Company. The Compensation Committee reviews and makes recommendations to the full Board of Directors regarding the base salaries and annual incentive compensation for executive officers, and administers the Company's 1992 Stock Option Plan, as Amended and Restated (the "1992 Plan") and the Company's 2001 Long-Term Incentive Plan (the "2001 Plan").

COMPENSATION POLICIES. The principal executive compensation policy of the Company, which is endorsed by the Committee, is to provide a compensation program that will attract, motivate, and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company and its shareholders. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines which are supported by the full Board:

Base salaries for executive officers should be competitive. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of the shareholders of the Company. This variable part of annual compensation should reflect both individual and corporate performance. As a person's level of responsibility increases, a greater portion of total compensation should be at risk, and the mix of total compensation should be weighted more heavily in favor of stock-based compensation. Stock options, restricted shares of stock and other stock-based compensation provide executives long-term incentive and help align the interests of executives and shareholders in the enhancement of shareholder value.

As discussed elsewhere in this Proxy Statement, the Company has entered into employment agreements with Messrs. Bowers, Hughes and Byrne. These agreements provide for an annual base salary, bonuses, the use of a Company car, reimbursement of business expenses, participation in the 401(k) profit-sharing plan, severance arrangements and other benefits. The Committee has determined that such agreements are appropriate means to achieve the Company's overall compensation policies.

2002 COMPENSATION. The Company's executive compensation packages have three separate elements; consisting of base salary, annual incentive compensation, and long-term incentive compensation. The compensation packages of Mr. Byrne and the other executive officers are designed to be competitive within the industry and to provide incentives for both short- and long-term performance in line with the financial interests of the shareholders.

BASE SALARIES. The Committee determines levels of the executive officers' base salaries so as to be competitive with amounts paid to executives performing similar functions in comparable size non-durable manufacturing companies. The amount of each executive's annual increase in base salary, if any, will be based on a number of largely subjective factors, including the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Committee deems appropriate, including the individual's overall mix between fixed and variable compensation and between cash and stock-based compensation. Executive officer raises in 2002 averaged approximately 2.5%. Mr. Byrne's base salary did not increase in 2002.

ANNUAL INCENTIVE COMPENSATION. Each of the Company's executive officers is eligible to receive annual cash bonus awards based on determinations made by the Committee. Except in the case of Mr. Byrne, the Company has not adopted a formal annual bonus plan. Rather, the determination to pay a cash bonus, if any, is based on the Committee's subjective judgment with respect to the past performance of the individual, or on the individual's attainment of objective performance goals. In either such case, the bonus may be based on the specific accomplishments of the individual, or on the overall success of the Company. The Committee awarded the following bonuses for 2002: Mr. Bowers, $2,000; Mr. Hughes, $7,500; Mr. Murray, $5,000; and Mr. Owens, $4,000 which were paid in 2003.

As described elsewhere in this Proxy Statement, Mr. Byrne's employment agreement provides for an objective annual cash bonus based on percentage increases in the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) using 2000 EBITDA as a base, as well as the possibility of a subjective cash bonus in the discretion of the Committee. For 2002, the increase in the Company's EBITDA resulted in Mr. Byrne's earning an objective bonus of approximately $90,000. In addition, the Committee awarded Mr. Byrne a discretionary bonus of $10,000, for a total bonus of $100,000 for 2002 which was paid in 2003.

LONG-TERM INCENTIVE COMPENSATION. The Committee also administers the 1992 Plan and the 2001 Plan to provide long-term incentives to its key employees, including executive officers. Grants of options, restricted shares of stock and other stock-based compensation are based on each individual's position within the Company, level of responsibility, past performance and expectation of future performance. No options or other stock-based compensation were granted during 2002.

Internal Revenue Code of 1986 ("Code") Section 162(m) generally limits the corporate income tax deduction for compensation paid to certain named executive officers to $1 million per year, except for certain qualified and performance-based compensation. The Committee has not seen any need to adopt a policy with regard to qualifying bonus awards for tax deductibility under Code
Section 162(m), since Company cash compensation is well below the level at which this tax limitation would apply, and most of the Company's stock options granted previously were not subject to the limitation. Options that were granted in 1999 and thereafter under the 1992 Plan, as amended and restated in 1999, and that were or will be granted under the 2001 Plan are intended to constitute performance-based compensation not subject to the Code Section 162(m) limitation.


                                                COMPENSATION COMMITTEE

                                                Edward A. Odishaw, Chairman

                                                Antoine M. Doumet

                                                Wallace G. Irmscher

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years earned by the current President and Chief Executive Officer, and four other executive officers of the Company:

                                                                   LONG-TERM
                                       ANNUAL COMPENSATION        COMPENSATION     ALL OTHER COMPENSATION
                                       -------------------        ------------     ----------------------
                                                                   SECURITIES
     NAME AND                                                      UNDERLYING
 PRINCIPAL POSITION           YEAR     SALARY       BONUS          OPTIONS (#)             401(k)
 -------------------          ----    --------     --------       ------------             ------
                                                     (1)               (2)                   (3)
Timothy W. Byrne (4)          2002    $240,000     $175,000              --                $4,000
   President and Chief        2001    $240,000           --          80,000                $3,400
     Executive Officer        2000    $ 15,538           --              --                    --

Billy R. Hughes               2002    $155,813     $ 10,000              --                $3,163
   Senior Vice President      2001     153,750           --              --                $3,125
      Sales and Marketing     2000     153,750     $  5,000              --                $3,122

Johnney G. Bowers             2002    $141,965     $  2,000              --                $2,945
   Vice President -           2001    $141,965           --              --                $2,921
     Manufacturing            2000    $141,965     $  4,000              --                $2,907

Richard Murray                2002    $113,628     $ 10,000              --                $2,299
   Vice President -           2001    $107,625           --              --                $2,261
     Texas Lime               2000    $107,625     $  3,000              --                $2,196

M. Michael Owens (5)          2002    $ 45,337           --              --                    --
   Vice President and Chief
     Financial Officer

-------------

(1)  Bonuses were earned in the previous year and paid in the year shown.

(2) Mr. Byrne was granted options pursuant to the 1992 Plan for 30,000 shares on February 22, 2001 at $5.50 per share and for 50,000 shares under the 2001 Plan on June 30, 2001 at $4.94 per share.

(3)  Company contribution to defined contribution plan.

(4) Mr. Byrne was elected President and Chief Executive Officer on December 8, 2000.

(5) Mr. Owens was elected Vice President and Chief Financial Officer on August 9, 2002.

       AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to stock options exercised by the named executive officers during 2002 and the number and value of unexercised options held by such executive officers at year end:

                        Shares         Value            Number of Securities            Value of Unexercised
                     Acquired on     Realized     Underlying Unexercised Options       In-the-Money Options
         Name        Exercise (#)       ($)                at Year-End (#)                 at Year-End ($)
-----------------    ------------    --------     ------------------------------     --------------------------
                                                  Exercisable      Unexercisable     Exercisable  Unexercisable
                                                  -----------      -------------     -----------  -------------
Timothy W. Byrne          --            --          80,000               --                --             --
Johnney G. Bowers         --            --          22,000               --                --             --
Billy R. Hughes           --            --          52,000               --                --             --
Richard D. Murray         --            --          33,000               --                --             --


                      EQUITY COMPENSATION PLAN INFORMATION


         The following table sets forth information with respect to the Company's equity compensation plans as of December 31, 2002:

                                 Number of shares to be         Weighted average
                                 issued upon exercise of       exercise price of
                                  outstanding options,         outstanding options,     Number of shares remaining
        Plan Category              warrants and rights         warrants and rights     available for future issuance
        -------------            -----------------------       --------------------    -----------------------------
Equity compensation plans
approved by security holders             225,000                      $6.55                       425,000

Equity compensation plans
not approved by security
holders                                       --                         --                            --
                                         -------                      -----                       -------
            Total                        225,000                      $6.55                       425,000

                 EXECUTIVE EMPLOYMENT AND TERMINATION AGREEMENTS

         The Company has employment agreements with Messrs. Bowers, Hughes and Byrne. Such employment agreements are designed to ensure that the Company will be able to attract, motivate, and retain highly qualified talent, which is critical to both the short- and long-term success of the Company.

         The employment agreements provide for a base salary to be reviewed annually. Mr. Byrne and the Company entered into an employment agreement as of December 8, 2000, which provides him with an annual base salary of at least $240,000. In addition to the base salary, the agreements for Messrs. Byrne, Bowers and Hughes provide for a discretionary bonus to be determined by the Compensation Committee of the Board of Directors. In addition to the possibility of a discretionary bonus, Mr. Byrne's agreement provides that Mr. Byrne is eligible to receive an objective bonus determined by percentage increases in the Company's earnings before interest, taxes, depreciation, and amortization ("EBITDA"). In the event of a change of control of the Company, and Mr. Byrne's termination, Mr. Byrne is entitled to severance payments equal to his then-current annual base salary, benefits and bonuses for at least one year, depending on the reason for and date of his termination in relation to the change in control. The employment agreements also provide for use of a Company car, reimbursement of business expenses, and participation in the Company's 401(k) profit-sharing plan. Participation in the Company's ESOP ceased on July 31, 1999 when the ESOP was merged with the 401(k) profit-sharing plan. In the case of Mr. Bowers, his severance payment would be six months' compensation. Mr. Hughes does not have a severance arrangement, but is generally entitled to one-year's notice before termination. Mr. Byrne is entitled to severance payments equal to his then-current annual base salary, benefits and bonuses for one year if he is terminated without cause. Mr. Hughes' and Mr. Byrne's agreements contain certain post-termination covenants not to compete. Mr. Bower's and Mr. Hughes' agreements have no expiration dates. Mr. Byrne's agreement expires on December 31, 2003, and is thereafter renewable for successive one-year periods, unless the agreement is terminated earlier by him or the Company. Pursuant to Mr. Byrne's employment agreement, the Company agreed to use its best efforts to cause Mr. Byrne to remain on the Board and to be appointed a member of the Executive Committee of the Board.


                            COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company, other than the Chairman of the Board of Directors, are paid an annual retainer of $11,000 plus $600 per day on Company business. The Chairman of the Board is paid an annual retainer of $40,000 plus $800 per day on Company business.

                                PERFORMANCE GRAPH

         The graph below compares the cumulative five-year total shareholders' return on the Company's Common Stock with the cumulative total return on The Nasdaq Stock Market Index and a peer group consisting of Florida Rock Industries, Lafarge Corporation, Martin Marietta Materials, Inc. and Oglebay Norton Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1997, and that all dividends have been reinvested.

                                    (GRAPH)

                   ASSUMES $100 INVESTED ON DECEMBER 31, 1997
                      ASSUMES DIVIDENDS REINVESTED THROUGH
                       FISCAL YEAR ENDED DECEMBER 31, 2002

                              12/31/97       12/31/98        12/31/99       12/31/00       12/31/01       12/31/02
                              --------       --------        --------       --------       --------       --------
U.S. LIME & MINERALS, INC.      $100          $ 99.61        $ 97.45         $ 70.69        $ 81.46        $ 54.52
PEER GROUP INDEX                $100          $148.02        $107.47         $105.64        $142.74        $118.71
NASDAQ MARKET INDEX             $100          $141.04        $248.76         $156.35        $124.64        $ 86.94

                              INDEPENDENT AUDITORS


         A summary of Ernst & Young LLP's fees billed to the Company for the year ended December 31, 2002 are as follows:


                  Audit fees:                                        $ 84,500

                  Information systems design and implementation      $     --

                  Other fees:

                           Audit related                             $ 80,000

                           Tax consulting and compliance services    $ 35,324

                           Total other fees                          $115,324

         The Audit Committee has considered the compatibility of nonaudit services with the auditors' independence.

         Audit fees include fees for the audit of the December 31, 2002 financial statements and related quarterly reviews performed during the year. Audit related fees include typical assurance services that are excluded from the restrictive definition of audit fees and embezzlement investigation and related restatement costs.

         Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                  OTHER MATTERS


         The Board does not intend to present any other matters at the Annual Meeting and knows of no other matters that will be presented. However, if any other matters properly come before the Annual Meeting, the persons designated as proxies on the enclosed Proxy Card intend to vote thereon in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS


         Shareholder proposals submitted to the Company under Securities and Exchange Commission ("SEC") Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company's Proxy Statement for its 2004 Annual Meeting of Shareholders must be received by the Company at its office in Dallas, Texas, addressed to Timothy W. Byrne, President and Chief Executive Officer of the Company, not later than December 3, 2003. Such Rule 14a-8 shareholder proposals must comply with SEC rules.

         The Company must receive notice of other matters, including non-Rule 14a-8 proposals, that shareholders may wish to raise at the 2004 Annual Meeting of Shareholders by February 16, 2004. If the Company does not receive timely notice of such other matters, the persons designated as proxies for such meeting will retain general discretionary authority to vote on such matters under SEC rules. Such notices should be addressed to Timothy W. Byrne, President and Chief Executive Officer of the Company.

         The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company. Solicitation may be made by mail, personal interview, telephone, and/or telegraph by officers and regular employees of the Company who will receive no additional compensation therefor. The Company may specifically engage a firm to aid in the solicitation of Proxies, for which services the Company would anticipate paying a standard reasonable fee plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, and other custodians, nominees, and fiduciaries in forwarding proxy materials to beneficial owners.


                                        UNITED STATES LIME & MINERALS, INC.

                                        /s/ TIMOTHY W. BYRNE

                                        TIMOTHY W. BYRNE
Dallas, Texas                           President and Chief Executive Officer
April 2, 2003

                                    EXHIBIT A

                       UNITED STATES LIME & MINERALS, INC.

                             AUDIT COMMITTEE CHARTER


Organization

         The Audit Committee (the "Committee") of the Board of Directors (the "Board") shall be composed of three independent directors, all of whom are financially literate. At least one member will have accounting or related financial management expertise.

Role of the Committee

         To assist the Board in fulfilling its responsibility for overseeing the corporate accounting and reporting practices of the Company.

Principal Duties and Responsibilities

         The principal duties and responsibilities of the Audit Committee are to:

         o Review the financial information that will be provided to the shareholders and others;

         o    Review the accounting policies that management has established;

         o Review the systems of internal controls that management and the Board have established;

         o Recommend to the Board a firm to be selected as the Company's independent auditors;

         o Review the audit scope and plan and the results of the independent audit;

         o Confirm the independence of the independent auditors, reviewing as necessary all relationships and services which might bear on the objectivity of the auditors;

         o Review the non-audit services provided by the independent auditors, the fees for such services and conclude that the other services provided were compatible with maintaining the auditors' independence;

         o    Convey information among the Board and the independent auditors;

         o Involve the independent auditors in the Committee's review of the Company's financial statements and related reports with management;

         o Provide the independent auditors with full access to the Committee and the Board to report on any and all appropriate matters;


         o Discuss with the independent auditors all matters required to be reviewed by generally accepted auditing standards;

         o Investigate any matter brought to the attention of the Committee within the scope of its duties, with the power to retain outside counsel, or other advisors, if judged appropriate; and

         o Submit the minutes of all Committee meetings and report the results of the Committee activities to the Board.


Disclosure to Shareholders

     The Audit Committee Charter will be reproduced in the Company's annual proxy statement to shareholders together with a report from the Committee and any required disclosure.


Effective: February 27, 2003

                                                                                                                              +
                                                                              00000 0000000000 0 0000
UNITED STATES LIME & MINERALS, INC.
                                                                              000000000.000 ext
MR A SAMPLE                                                                   000000000.000 ext
DESIGNATION (IF ANY)                                                          000000000.000 ext
ADD 1                                                                         000000000.000 ext
ADD 2                                                                         000000000.000 ext
ADD 3                                                                         000000000.000 ext
ADD 4                                                                         000000000.000 ext
ADD 5
ADD 6                                                                         HOLDER ACCOUNT NUMBER

                                                                              C 1234567890       J N T

(POSTAL BAR CODE)                                                             (BAR CODE)

                                                                              [ ] Mark this box with an X if you have made
                                                                                  changes to your name or address details above.

----------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
----------------------------------------------------------------------------------------------------------------------------------

[A] ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR all nominees in the Election of Directors.

                                                FOR    WITHHOLD    FOR ALL
                                                ALL      ALL       EXCEPT

01-T. W. Byrne, 02-R. W. Cardin,                [ ]      [ ]         [ ]
03-A. M. Doumet, 04-W. G. Irmscher,
05-E. A. Odishaw


---------------------------------------------------------------------------
(Except nominee(s) written above.)


In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the Annual Meeting or any adjournment thereof.








[B] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND OF THE PROXY STATEMENT.

Please sign exactly as name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.

Signature 1 - Please keep signature within the box      Signature 2 - Please keep signature within the box       Date (mm/dd/yyyy)
--------------------------------------------------      --------------------------------------------------       -----------------


--------------------------------------------------      --------------------------------------------------       -----------------

----------------------------------------------------------------------------------------------------------------------------------
PROXY - UNITED STATES LIME & MINERALS, INC.
----------------------------------------------------------------------------------------------------------------------------------

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward A. Odishaw and Timothy W. Byrne, and either of them, proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of UNITED STATES
LIME & MINERALS, INC. standing in the name of the undersigned on March 21, 2003, at the Annual Meeting of Shareholders to be held on May 2, 2003, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240, and at any adjournment thereof, and especially to vote on the item of business specified below, as more fully described in the Notice of the Meeting dated April 2, 2003, and the
Proxy Statement accompanying the same, the receipt of which is hereby acknowledged.

YOU ARE ENCOURAGED TO RECORD YOUR VOTE ON THE FOLLOWING ITEMS OF BUSINESS TO BE BROUGHT BEFORE THE ANNUAL MEETING, BUT YOU NEED NOT
MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. The proxies cannot vote your shares unless you sign, date, and return this Proxy Card. Remember, you can revoke this Proxy Card and vote in person by attending the
Annual Meeting, or by submitting to the Company prior to the Annual Meeting, a  written notice of revocation.

YOUR VOTE IS IMPORTANT!  PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN  THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side.)